                                                                  EXECUTION COPY

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C1,
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-C1

                             UNDERWRITING AGREEMENT

                                                          As of January 20, 2006

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

          Structured Asset Securities Corporation II, a Delaware corporation
(the "Company"), proposes to cause the issuance of, and to sell to Lehman
Brothers Inc. ("Lehman") and UBS Securities LLC ("UBS Securities"; and, together with Lehman, the "Underwriters"), the mortgage pass-through certificates that are identified on Schedule I attached hereto (the "Certificates").

          The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be formed by the Company and consisting primarily of a segregated pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"). Certain of the Mortgage Loans
(the "UBS Mortgage Loans") will be acquired by the Company from UBS Real Estate
Investments Inc. ("UBSREI"), pursuant to a mortgage loan purchase agreement dated as of January 20, 2006 (the "UBS Mortgage Loan Purchase Agreement"),
between the Company, UBSREI and UBS Principal Finance LLC ("UBSPF"). Certain of
the Mortgage Loans (the "LBHI Mortgage Loans") will be acquired by the Company from Lehman Brothers Holdings Inc. ("LBHI"), pursuant to a mortgage loan purchase agreement dated as of January 20, 2006 (the "LBHI Mortgage Loan
Purchase Agreement"), between the Company and LBHI. The remaining Mortgage Loan
(the "LUBS Mortgage Loan"; and, collectively with the LBHI Mortgage Loans, the
"Lehman Mortgage Loans") will be acquired by the Company from LUBS Inc.
("LUBS"), pursuant to a mortgage loan purchase agreement dated as of January 20,
2006 (the "LUBS Mortgage Loan Purchase Agreement"; and, collectively with the
LBHI Mortgage Loan Purchase Agreement and the UBS Mortgage Loan Purchase
Agreement, the "Mortgage Loan Purchase Agreements"), between the Company, LUBS and LBHI. LUBS, LBHI and UBSREI are each referred to herein as a "Mortgage Loan
Seller" and are collectively referred to herein as the "Mortgage Loan Sellers."

          In connection with the sale by UBSREI to the Company of the UBS
Mortgage Loans, UBSREI, UBS Americas Inc. ("UBSAI"), the Company and the
Underwriters entered into an indemnification agreement dated as of January 20,
2006 (the "UBS Indemnification Agreement"). In connection with the sale by LBHI to the Company of the LBHI Mortgage Loans and the sale by LUBS to the Company of the LUBS Mortgage Loans, LBHI, the Company and the Underwriters also entered into an indemnification agreement dated as of January 20, 2006 (the "LBHI
Indemnification Agreement"; and, together with the UBS Indemnification
Agreement, the "Mortgage Loan Seller Indemnification Agreements").

          The Certificates will be issued under a pooling and servicing agreement to be dated as of January 11, 2006 (the "Pooling and Servicing
Agreement"), among the Company, as depositor, Wachovia Bank, National
Association, as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer") and LaSalle Bank National Association,
as trustee (the "Trustee"). The Certificates and the Mortgage Loans are
described more fully in the Prospectus (as defined below), which the Company has furnished to the Underwriters. The Certificates are part of a series of mortgage pass-through certificates that evidence beneficial ownership interests in the
Trust Fund and are being issued pursuant to the Pooling and Servicing Agreement.
The other certificates of such series will be retained by the Company or privately placed with a limited number of institutional investors.

          In connection with the execution and delivery of the Pooling and
Servicing Agreement: (i) the Trustee, the Company and the Underwriters entered into an indemnification agreement dated as of January 20, 2006 (the "Trustee
Indemnification Agreement"); (ii) the Master Servicer, the Company and the
Underwriters entered into an indemnification agreement dated as of January 20,
2006 (the "Master Servicer Indemnification Agreement"); and (iii) the Special
Servicer, the Company and the Underwriters entered into an indemnification agreement dated as of January 20, 2006 (the "Special Servicer Indemnification
Agreement" and, collectively with the Trustee Indemnification Agreement, the
Master Servicer Indemnification Agreement and the Mortgage Loan Seller
Indemnification Agreements, the "Indemnification Agreements").

          The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-3 (No. 333-119328) for the registration of the Certificates under the Securities Act of 1933, as amended
(the "1933 Act"), which registration statement has become effective. The rules and regulations of the Commission promulgated under the 1933 Act are collectively referred to in this Agreement as the "1933 Act Rules." As used in this Underwriting Agreement (this "Agreement" or this "Underwriting Agreement"):
(i) "Registration Statement" means the foregoing registration statement and all exhibits thereto, as amended or supplemented to the date of this Agreement, together with any information that is contained in the Prospectus (as defined below) that is deemed to be a part of and included in that registration statement pursuant to Rule 430B of the 1933 Act Rules as of the date hereof;
(ii) "Basic Prospectus" means the base prospectus included in the Registration
Statement at the time it became effective, as amended or supplemented up to the date of filing of the Prospectus Supplement (as defined below) by any base prospectus filed with the Commission pursuant to paragraph (b) of Rule 424 of the 1933 Act Rules; (iii) "Prospectus Supplement" means the prospectus supplement to the Basic Prospectus, specifically relating to the Certificates, filed with the Commission pursuant to Rule 424(b)(ii) or (b)(v) of the 1933 Act
Rules, that is deemed to be part of and included in the Registration Statement on the date hereof in accordance with Rule 430B(f) of the 1933 Act Rules; and
(iv) "Prospectus" means the Basic Prospectus, together with the Prospectus
Supplement.

          As or prior to the time when sales to purchasers of the Publicly
Offered Certificates were first made in accordance with Rule 159 of the 1933 Act
Rules, which was approximately 11:30 a.m. (New York City time) on the date hereof (the "Time of Sale"), the Company had prepared the following information, which is collectively referred to as the "Time of Sale Information": (i) the
Basic Prospectus dated January 6, 2006; (ii) the Free Writing Prospectus (as defined below), dated January 9, 2006, filed by the Company on January 9, 2006 pursuant to Rule 433 of the 1933 Act Rules, which refers to itself therein as the "offering prospectus" and consists of over 275 printed pages, and which was accompanied by the Base Prospectus; and (iii) the Free Writing Prospectus
constituting a blacklined flipbook, dated January 19, 2006, filed by the Company on January 23, 2006 pursuant to Rule 433 of the 1933 Act Rules. If, subsequent to the date of this Agreement, the Company and the Underwriters determine that, as to the investors in one or more Classes of the Publicly Offered Certificates, such Initial Time of Sale Information includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Underwriters terminate their old purchase contracts and enter into new purchase contracts with investors in the Publicly Offered
Certificates, then "Time of Sale Information" shall refer to the information conveyed to investors at the time of entry into the last such new purchase contract, including any information that corrects such material misstatements or omissions ("Corrective Information"). For the purposes of this Underwriting
Agreement, "Free Writing Prospectus" means a "free writing prospectus" within the meaning of Rule 405 of the 1933 Act Rules.

          Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Prospectus.

          1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The
Company represents, warrants and agrees with the respective Underwriters that:

          (a) The Registration Statement has become effective under the 1933
Act. The aggregate principal amount of the Certificates does not exceed the remaining amount of mortgage-backed securities that may be offered and sold under the Registration Statement as of the date hereof. The Registration
Statement, as of its effective date or deemed effective date pursuant to Rule
430B under the 1933 Act Rules (the "Effective Date") complied, and the
Prospectus, as of the date hereof, will comply, as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder; and the information in the Registration Statement does not, as of its Effective Date, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the information in the Prospectus as of the date hereof, did not, and as of the Closing Date (as hereinafter defined), will not, contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to the Excluded Information (as defined below).

          (b) The "Excluded Information" shall mean, collectively, the information contained in or omitted from the Registration Statement or the
Prospectus or the Time of Sale Information or any Issuer Free Writing Prospectus
or any Issuer Information (as defined below), or any revision, amendment or supplement to any of the foregoing, (i) in reliance upon and in conformity with written or electronic information (as specified in Section 8(b) hereof)
furnished to the Company by either Underwriter specifically for use in connection with the preparation of the Prospectus, or any revision, amendment or supplement thereto, the Time of Sale Information or any such Issuer Free Writing
Prospectus (collectively, the "Underwriter Information"), or (ii) for which any party would be obligated to indemnify the Underwriters under the Indemnification
Agreements.

          (c) The Time of Sale Information, at the Time of Sale, did not, and at
the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided, that the Company makes no representation and warranty with respect to any Excluded Information.

          (d) Other than the Prospectus, the Company (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the 1933 Act Rules) that constitutes an offer to sell or solicitation of an offer to buy the Certificates other than (i) any document not constituting a prospectus under Section 2(a)(10)(a) of the 1933 Act, including, without limitation, any document that complies with Rule 134 under the 1933 Act Rules, (ii) the Time of Sale Information, and (iii) any other Free
Writing Prospectus approved in advance by the Underwriters either in writing or in any other manner mutually agreed to by the Underwriters and the Company. Each
Issuer Free Writing Prospectus (as defined below) included under clause (iii)
above that was prepared by or on behalf of the Company or its affiliates complied or, if used after the date hereof, will comply, in all material respects with the 1933 Act and the 1933 Act Rules and each Issuer Free Writing
Prospectus prepared by or on behalf of the Company or its affiliates or delivered to the Company for filing in accordance with Section 4 has been filed or will be filed in accordance with Section 4 (to the extent required thereby).
Each Issuer Free Writing Prospectus included under clause (iii) above, at the
Time of Sale, did not, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other Time of Sale Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation and warranty with respect to any Excluded Information. For the purposes of this
Underwriting Agreement, an "Issuer Free Writing Prospectus" means an "issuer free writing prospectus," as defined in Rule 433(h) under the 1933 Act Rules.

          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease or operate its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the
Mortgage Loan Purchase Agreements; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

          (f) As of the date hereof, as of the date on which the Prospectus
Supplement is first filed pursuant to Rule 424 under the 1933 Act Rules, as of the date on which, prior to the Closing Date, any amendment to the Registration
Statement becomes effective, and as of the Closing Date, there has not and will not have been (i) any request by the Commission for any further amendment to the
Registration Statement or the Prospectus or for any additional information, (ii)
any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

          (g) This Agreement has been duly authorized, executed and delivered by the Company, and the Pooling and Servicing Agreement and the respective Mortgage
Loan Purchase Agreements, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Company;
and, assuming due authorization, execution and delivery hereof and thereof by the other parties hereto

and thereto, this Agreement constitutes, and the Pooling and Servicing Agreement and the respective Mortgage Loan Purchase Agreements, when so executed and delivered will constitute, legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and
(iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of any such agreement that purport or are construed to provide indemnification for securities law liabilities.

          (h) As of the Closing Date, the Certificates and the Pooling and
Servicing Agreement will conform in all material respects to the respective descriptions thereof contained in the Prospectus. As of the Closing Date, the
Certificates will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Pooling and
Servicing Agreement to the Underwriters against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

          (i) At the Closing Date, each of the representations and warranties of the Company set forth in the Pooling and Servicing Agreement will be true and correct in all material respects.

          (j) The Company is not in violation of its certificate of
incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the
Company or which violation or default would have a material adverse affect on the performance of its obligations under this Agreement, the Pooling and
Servicing Agreement or any of the Mortgage Loan Purchase Agreements. The
execution, delivery and performance by the Company of this Agreement, the
Pooling and Servicing Agreement and the respective Mortgage Loan Purchase
Agreements do not and will not conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it or any of its material assets is bound, or any statute, order, rule or regulation applicable to the Company of any state or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

          (k) There is no action, suit or proceeding against the Company pending, or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, any of the Mortgage Loan
Purchase Agreements or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or any of the Mortgage Loan
Purchase Agreements, (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement, any of the Mortgage Loan Purchase Agreements or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Prospectus.

          (l) There are no contracts, indentures or other documents of a character required by the 1933 Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or
to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto; provided, that the Company makes no

representation as to any such contracts, indentures or other documents or related information as to which any party would be obligated to indemnify the
Underwriters under the Indemnification Agreements.

          (m) No authorization, approval or consent of or filing with any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Certificates pursuant to or as contemplated by this Agreement and the Pooling and Servicing Agreement, except such as have been, or as of the Closing Date will have been, obtained or completed, as applicable, or such as may otherwise be required under applicable state securities laws in connection with the purchase and the offer and sale of the
Certificates by the Underwriters, and except any recordation or filing of the respective assignments of the Mortgage Loans to the Trustee pursuant to the
Pooling and Servicing Agreement that have not been completed.

          (n) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

          (o) Any taxes, fees and other governmental charges payable by the
Company in connection with the execution and delivery of this Agreement, the
Pooling and Servicing Agreement or any of the Mortgage Loan Purchase Agreements
or the issuance and sale of the Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom), have been or will be paid at or prior to the Closing Date.

          (p) Neither the Company nor the Trust Fund is, and neither the issuance and sale of the Certificates in the manner contemplated by the
Prospectus nor the activities of the Trust Fund pursuant to the Pooling and
Servicing Agreement will cause the Company or the Trust Fund to be, an
"investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940
Act").

          (q) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Company will report the transfer of the
Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriters pursuant to this Agreement as a sale of the interests in the Mortgage Loans evidenced by the Certificates. The consideration received by the Company upon the sale of the Certificates to the Underwriters will constitute at least reasonably equivalent value and fair consideration for the Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the transfer of the Mortgage Loans to the
Trustee on behalf of the Trust Fund and the sale of the Certificates to the
Underwriters. The Company is not selling the Certificates to the Underwriters or transferring the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of the creditors of the Company.

          (r) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Company are pending or contemplated.

          (s) At the Closing Date, the respective classes of Certificates shall have been assigned ratings no lower than those set forth in Schedule I hereto by the nationally recognized statistical rating organizations identified in
Schedule I hereto (the "Rating Agencies").

          (t) The Company is not, and on the date on which the first bona fide offer of the Certificates is made (within the meaning of Rule 164(h)(2) under the 1933 Act Rules will not be, an "ineligible issuer," as defined in Rule 405 under the 1933 Act Rules.

          2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth on
Schedule I hereto, Certificates of each class thereof having the actual principal amount set forth next to the name of such Underwriter on Schedule II hereto. Each of the Underwriters shall only be required to purchase the actual principal amount of the Certificates of each class thereof set forth next to such Underwriter's name on Schedule II hereto. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon pursuant to the terms thereof from and including January 11, 2005 to but excluding the Closing Date.

          Each Underwriter hereby represents and warrants that, under GAAP and for federal income tax purposes, it will report its acquisition of Certificates, pursuant to this Agreement, as a purchase of assets and not as a secured lending.

          3. PAYMENT AND DELIVERY. The closing for the purchase and sale of the
Certificates hereunder shall occur at the offices of Sidley Austin LLP, 787
Seventh Avenue, New York, New York 10019, at 10:00 a.m. New York City time, on
February 1, 2006 or at such other location, time and date as shall be mutually agreed upon by the Underwriters and the Company (such time and date of closing, the "Closing Date"). Delivery of the Certificates shall be made through the Same
Day Funds Settlement System of the Company Trust Company ("DTC"). Payment shall be made to the Company in immediately available Federal funds wired to such bank as may be designated by the Company (or by such other method of payment as may be mutually agreed upon by the Company and any particular Underwriter), against delivery of the Certificates. The Certificates will be made available for examination by the Underwriters not later than 3:00 p.m. New York City time on the last business day prior to the Closing Date.

          References herein, including, without limitation, in the Schedules hereto, to actions taken or to be taken following the Closing Date with respect to any Certificates that are to be delivered through the facilities of DTC shall include, if the context so permits, actions taken or to be taken with respect to the interests in such Certificates as reflected on the books and records of DTC.

          4. OFFERING BY THE UNDERWRITERS; FREE WRITING PROSPECTUSES.

          (a) It is understood that the Underwriters propose to offer the
Certificates for sale to the public, including, without limitation, in and from the State of New York, as set forth in the Prospectus Supplement. It is further understood that the Company, in reliance upon Policy Statement 105 has not and will not file the offering pursuant to Section 352-e of the General Business Law of the State of New York with respect to the Certificates which are not
"mortgage related securities" as defined in the 1934 Act (as defined below).
Accordingly, each Underwriter covenants and agrees with the Company that sales of such Certificates made by such Underwriter in the State of New York will be made only to institutional investors within the meaning of Policy Statement 105.

          (b) In connection with the offering of the Certificates, the
Underwriters may each prepare and provide to prospective investors Free Writing
Prospectuses, or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Free Writing Prospectuses, or portions thereof, in either
Microsoft Word(R) or Microsoft Excel(R) format and not in a PDF, except to the extent that the Company, in its sole discretion, waives such requirements, subject to the following conditions (to which such conditions each Underwriter agrees (provided that no Underwriter shall be responsible for any breach of the following conditions by any other Underwriter)):

               (i) Unless preceded or accompanied by the Prospectus, the
     Underwriters shall not convey or deliver any written communication (other than the Prospectus) to any person in connection with the initial offering of the Certificates, unless such written communication (1) is made in reliance on Rule 134 under the 1933 Act Rules, (2) constitutes Time of Sale
     Information, or (3) constitutes an Underwriter Free Writing Prospectus (as defined below) (that does not constitute Time of Sale Information) that has been approved by the Company in advance of its use.

               (ii) Each Underwriter shall deliver to the Company, no later than two business days prior to the date of first use thereof or such later date as may be agreed to by the Company: (a) any Free Writing Prospectus that was prepared by or on behalf of such Underwriter or any affiliate thereof
     (each, an "Underwriter Free Writing Prospectus") and that contains any
     "issuer information," as defined in Rule 433(h) under the 1933 Act Rules and footnote 271 of the Commission's Securities Offering Reform Release No.
     33-8591 ("Issuer Information") (which the parties hereto agree includes, without limitation, Mortgage Loan Seller Information, as such term is defined in Mortgage Loan Seller Indemnification Agreements); and (b) any
     Free Writing Prospectus or portion thereof prepared by or on behalf of such
     Underwriter that contains only a description of the final terms of the
     Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by an Underwriter to the Company not later than the later of (A)
     two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act Rules or such later date as may be agreed to by the Company or (B) the date of first use of such Free
     Writing Prospectus.

               (iii) Each Underwriter represents and warrants to the Company that the Free Writing Prospectuses that were prepared by or on behalf of such Underwriter or an affiliated thereof complied or, if used after the date hereof, will comply, in all material respects with the 1933 Act and the 1933 Act Rules.

               (iv) Each Underwriter represents and warrants to the Company that the Free Writing Prospectuses to be furnished to the Company by such
     Underwriter pursuant to Section 4(b)(ii) will constitute all Free Writing
     Prospectuses of the type described in such Section that were furnished to prospective investors by the Underwriter in connection with its offer and sale of the Certificates.

               (v) Each Underwriter represents and warrants to the Company that each Free Writing Prospectus required to be provided by it to the Company pursuant to Section 4(b)(ii) did not, as of the Time of Sale, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein
     (when read in conjunction with the other Time of Sale Information), in light of the circumstances under which they were made, not misleading;
     provided, however, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate
     Issuer Information, which information was not corrected by

     Corrective Information subsequently supplied by the Company, any other
     Underwriter or any Mortgage Loan Seller to such Underwriter within a reasonable period of time prior to the Time of Sale.

               (vi) The Company agrees to file with the Commission the
     following:

               (A)  Each Issuer Free Writing Prospectus that was prepared by or on behalf of the Company or its affiliates or delivered to the Company for filing;

               (B)  Any Free Writing Prospectus or portion thereof delivered by any Underwriter to the Company pursuant to Section 4(b)(ii);
                    and

               (C)  Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other
                    offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

Notwithstanding the foregoing, the Company shall not be required to file (1)
Issuer Information contained in any Underwriter Free Writing Prospectus or Free
Writing Prospectus of any other offering participant other than the Company, if such information is included or incorporated by reference in a prospectus or
Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (2) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the
Certificates which does not reflect the final terms thereof or (3) any Free
Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

               (vii) Any Free Writing Prospectus required to be filed pursuant to Section 4(b)(vi) by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

               (A)  Any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final
                    terms of the Certificates shall be filed by the Company with the Commission within two days of the later of the date such final terms have been established for all classes of
                    Certificates and the date of first use;

               (B)  Any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and
                    Computational Material shall be filed by the Company with
                    the Commission not later than the later of the due date for filing the final Prospectus relating to the Certificates
                    pursuant to Rule 424(b) under the 1933 Act Rules or two
                    business days after the first use of such Free Writing
                    Prospectus;

               (C)  Any Free Writing Prospectus required to be filed pursuant to
                    Section 4(b)(vi)(C) shall, if no payment has been made or
                    consideration has been given by or on behalf of the Company for the Free Writing Prospectus or its dissemination, be
                    filed by the Company with the Commission not later than four business days after the Company becomes aware of the
                    publication, radio or television broadcast or other
                    dissemination of the Free Writing Prospectus; and

               (viii) Each Underwriter shall file with the Commission the following:

               (A)  Any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad,
                    unrestricted dissemination not later than the date of the
                    first use of such Free Writing Prospectus; and

               (B)  Any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or
                    approved information that is prepared and published or
                    disseminated by a person unaffiliated with the Company or
                    any other offering participant that is in the business of
                    publishing, radio or television broadcasting or otherwise
                    disseminating written communications and for which no
                    payment was made or consideration given by or on behalf of the Company or any other offering participant, not later
                    than four business days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

Notwithstanding the foregoing, no Underwriter shall be required to file (1) any
Free Writing Prospectus to the extent that the information contained therein is included in a prospectus or Free Writing Prospectus previously filed that relates to the offering of the Certificates, or (2) any Free Writing Prospectus
that does not contain substantive changes from or additions to a Free Writing
Prospectus previously filed with the Commission.

               (ix) The Company and each Underwriter agree that any Free Writing
     Prospectuses prepared by it shall contain the following legend:

               The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-119328) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting
               EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

               (x) The Company and each Underwriter agree to retain all Free
     Writing Prospectuses that they have used and not filed with the Commission for a period of three years following the initial bona fide offering of the
     Certificates.

               (xi) In the event that the Company becomes aware that, as of the
     Time of Sale, any information in an Issuer Free Writing Prospectus or any
     Issuer Information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale
     Information), in light of the circumstances under which they were made, not misleading (a "Defective Issuer Free Writing Prospectus"), the Company
     shall notify the Underwriters of such untrue statement or omission within one business day after discovery and the

     Company shall, if requested by the Underwriters, prepare and deliver to the
     Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus
     (such corrected Issuer Free Writing Prospectus, a "Corrected Issuer Free
     Writing Prospectus"). In the event that any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to an investor in any Certificates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the
     Time of Sale Information), in light of the circumstances under which they were made, not misleading (a "Defective Underwriter Free Writing
     Prospectus: and, together with a Defective Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), such Underwriter shall notify the
     Company of such untrue statement or omission within one business day after discovery.

          The Underwriters shall, if requested by the Company:

               (A)  If the Defective Free Writing Prospectus was an Underwriter
                    Free Writing Prospectus, prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a
                    Corrected Issuer Free Writing Prospectus, a "Corrected Free
                    Writing Prospectus");

               (B)  Either (i) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing
                    Prospectus prior to entering into a contract of sale with
                    such investor, clearly identifying or highlighting the
                    Corrective Information, or (ii) deliver the Corrected Free
                    Writing Prospectus to each investor which received the
                    Defective Free Writing Prospectus, clearly identifying or
                    highlighting the Corrective Information, and (x) notify in writing each such investor in a prominent fashion that the prior contract of sale with such investor has been
                    terminated, and of such investor's rights as a result of
                    termination of such agreement and (y) provide such investor with an opportunity to affirmatively agree in writing to
                    purchase the Certificates on the terms described in the
                    Corrected Free Writing Prospectus; and

               (C)  Comply with any other requirements for reformation of the original contract of sale with such investor, as described in Section IV.A.2.c of Commission's Securities Offering
                    Reform Release No. 33-8591.

          In the event that the Defective Free Writing Prospectus was an Issuer
          Free Writing Prospectus and the defective information was not provided by any party that would be obligated to indemnify the Underwriters under the Indemnification Agreements, and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the Company agrees to reimburse the Underwriters for such costs; provided that, before incurring such costs, the Underwriters first permits the
          Company access to the applicable investor and an opportunity to attempt to mitigate such costs through direct negotiation with such investor.

               (xii) Each Underwriter represents and warrants to the Company that the Free Writing Prospectuses to be furnished to the Company by such
     Underwriter pursuant to Section 4(b)(ii) will constitute all Free Writing
     Prospectuses that were furnished to a sponsor, or servicer (as defined in
     Item 1101 of Regulation AB) for use or referral by any such person in connection with its offer and sale of the Certificates.

               (xiii) Each Underwriter covenants with the Company that after the
     Prospectus is available such Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the Prospectus.

               (xiv) Each Mortgage Loan Seller covenants with the Company that such Mortgage Loan Seller will not prepare or have prepared on its behalf, or use or refer to, any Free Writing Prospectus that would constitute an
     Issuer Free Writing Prospectus without the prior written consent of the
     Company. In event the Company consents in writing to, in advance of, such preparation, use or referral of a Free Writing Prospectus by a Mortgage
     Loan Seller, such Mortgage Loan Seller will deliver such Free Writing
     Prospectus to the Company for filing in accordance with the timeframes set forth in Section 5(b)(vii).

          (c) Each Underwriter hereby represents and warrants to and covenants with the Company that:

               (i) such Underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the
     "FSMA")) received by such Underwriter in connection with the issue or sale of any Certificates in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

               (ii) such Underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by such
     Underwriter in relation to the Certificates in, from or otherwise involving the United Kingdom.

          (d) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member
State"), each Underwriter hereby represents and warrants to and covenants with the Company that with effect from and including the date on which the Prospectus
Directive is implemented in that Relevant Member State (the "Relevant
Implementation Date") such Underwriter has not made and will not make an offer of Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that such Underwriter may, with effect from and including the Relevant Implementation Date, make an offer of Certificates to the public in that Relevant Member State at any time:

               (i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

               (ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

               (iii) in any other circumstances which do not require the
     publication by the Company of a prospectus pursuant to Article 3 of the
     Prospectus Directive.

          For the purposes of this provision, the expression an "offer of
Certificates to the public" in relation to any Certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          (e) Each of the Underwriters hereby confirms that it is aware that no
German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the Certificates, and each of the Underwriters hereby represents, warrants and agrees that it will comply with the German Securities
Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) or any other laws applicable in Germany governing the issue, offering and sale of the
Certificates. In particular, each of the Underwriters agrees not to engage in a public offering (Offentliches Angebot) in Germany with respect to any of the
Certificates otherwise than in accordance with the German Securities Sales
Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

          (f) No Underwriter shall take any action relating to the offer or sale of any of the Certificates in any jurisdiction that would result in the Company being obligated to register or file any further prospectus or corresponding document relating to the Certificates in such jurisdiction, other than as expressly contemplated hereby.

          5. ADDITIONAL COVENANTS OF THE COMPANY. The Company covenants with the respective Underwriters that:

          (a) During such period following the date of this Agreement in which any Prospectus is required to be delivered under the 1933 Act (the "Prospectus
Delivery Period"), the Company will deliver to each Underwriter such number of copies of each Prospectus and each Issuer Free Writing Prospectus prepared by or on behalf of the Company as such Underwriter may reasonably request.

          (b) During the Prospectus Delivery Period, the Company will file promptly with the Commission any amendment or supplement to the Registration
Statement or any Prospectus relating to or covering the Certificates that may, in the judgment of the Company or the Underwriters, be required by the 1933 Act and the rules and regulations of the Commission thereunder or requested by the
Commission and approved by the Underwriters.

          (c) Prior to filing with the Commission during the Prospectus Delivery
Period any amendment or supplement to the Registration Statement relating to or covering the Certificates (other than an amendment by reason of Rule 429 under the 1933 Act Rules or any amendment or supplement to the Prospectus, the Company will furnish a copy thereof to the Underwriters, and the Company will not file any such amendment or supplement to which the Underwriters shall reasonably object.

          (d) The Company will advise the Underwriters promptly (i) when, during the Prospectus Delivery Period, any post-effective amendment to the Registration
Statement relating to or covering the Certificates

(other than any amendment by reason of Rule 429 under the 1933 Act Rules)
becomes effective, (ii) of any request or proposed request by the Commission for any amendment or supplement to the Registration Statement (insofar as the amendment or supplement relates to or covers the Certificates), for any amendment or supplement to the Prospectus or for any additional information with respect to the Certificates, (iii) of the issuance by the Commission, during the
Prospectus Delivery Period, of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any such stop order proceeding, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and
(v) of the occurrence, during the Prospectus Delivery Period, of any event that makes untrue any statement of a material fact made in the Registration Statement or any Prospectus or that requires the making of a change in or addition to the
Registration Statement or any Prospectus in order to make any material statement therein not misleading.

          (e) If, during the Prospectus Delivery Period, the Commission issues an order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the lifting of that order at the earliest possible time.

          (f) The Company will endeavor to qualify the Certificates for offer and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request; provided, however, that this Section 5(f) shall not obligate the Company to file any general consent to service of process or to qualify to do business in any jurisdiction or as a dealer in securities in any jurisdiction in which it is not so qualified.

          (g) The costs and expenses associated with the transactions contemplated by this Agreement shall be payable by UBSREI and LBHI, as and to the extent provided in the respective Mortgage Loan Purchase Agreements.

          (h) The Company will file any documents and any amendments thereof as may be required to be filed by it pursuant to the 1933 Act and the Securities
Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission under the 1933 Act and the 1934 Act, including, but not limited to, the filing with the Commission, to the extent required under Rule
433 of the 1933 Act Rules, all Free Writing Prospectuses that the Company is required to file under Section 4(b)(vi), within the time frames set forth in
Section 4(b)(ii). Subject to compliance by each Underwriter with the requirements of Section 4(b) hereof, the Company represents and warrants that, to the extent required by Rule 433 of the 1933 Act Rules, the Company has timely filed with the Commission any Free Writing Prospectuses contemplated to be filed by it under Section 4(b)(vi) hereof.

          6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters hereunder to purchase the Certificates shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date, as of the date the Prospectus Supplement or any supplement thereto is filed with the Commission prior to the Closing Date and as of the
Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to satisfaction, as of the Closing Date, of the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration
Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or, to the Company's knowledge, threatened; the Prospectus Supplement shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act Rules; and any Free Writing Prospectuses contemplated to be filed by the Company under Section 4(b)(vi) hereof shall have been filed or transmitted for filing with the Commission in accordance with Rule 433 under the
1933 Act Rules, to the extent required to be filed thereunder.

          (b) The Company shall have delivered to the Underwriters a certificate of the Company, signed by an authorized officer of the Company and dated the
Closing Date, to the effect that: (i) the representations and warranties of the
Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; and
(ii) the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part that are required hereby to be performed or satisfied at or prior to the Closing Date.

          (c) The Underwriters shall have received with respect to the Company a good standing certificate from the Secretary of State of the State of Delaware, dated not earlier than ten (10) days prior to the Closing Date.

          (d) The Underwriters shall have received from the Secretary or an assistant secretary of the Company, in his individual capacity, a certificate, dated the Closing Date, to the effect that: (i) each individual who, as an officer or representative of the Company, signed this Agreement, the Pooling and
Servicing Agreement, any of the Mortgage Loan Purchase Agreements or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, in the Pooling and Servicing
Agreement or in any of the Mortgage Loan Purchase Agreements, was at the
respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (ii) no event (including, without limitation, any act or omission on the part of the Company) has occurred since the date of the good standing certificate referred to in paragraph (c)
above which has affected the good standing of the Company under the laws of the
State of Delaware. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an assistant secretary of the
Company) of (i) the certificate of incorporation and by-laws of the Company, as in effect on the Closing Date, and (ii) the resolutions of the Company and any required shareholder consent relating to the transactions contemplated in this
Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase
Agreements.

          (e) The Underwriters shall have received from Sidley Austin LLP, special counsel for the Company, one or more favorable opinions, dated the
Closing Date, substantially in the form or the respective forms, as the case may be, attached hereto as Exhibit A-1.

          (f) The Underwriters shall have received copies of all legal opinion letters delivered by Sidley Austin LLP, special counsel for the Company, to the
Rating Agencies in connection with the issuance of the Certificates, accompanied in each case by a letter signed by Sidley Austin LLP stating that the
Underwriters may rely on such opinion letter as if it were addressed to them as of date thereof.

          (g) The Underwriters shall have received from in-house counsel for the
Company, a favorable opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit A-2.

          (h) The Underwriters shall have received from Sidley Austin LLP, special counsel for the Company, a letter, dated the Closing Date, containing a statement to the effect that, based on discussions with certain representatives of the Company, LUBS, UBSREI, LBHI, the Underwriters, the Trustee, the Master
Servicer, the Special Servicer and their respective counsel, and (with limited exception) without having reviewed any of the mortgage notes, mortgages or other documents relating to the Mortgage Loans, or any documents, records, agreements, ratings or portfolio data or any other information regarding the business or operations of the sponsors, the Trustee, Master Servicer or Special Servicer
(other than the Pooling and Servicing Agreement) and without having made any independent check or verification of the statements contained in the Prospectus or the Time of Sale Information, nothing has come to such counsel's attention that would lead it to believe that the Time of Sale Information, at the Time of
Sale, or the Prospectus (other than any financial, statistical or numerical data set forth or referred to therein or omitted therefrom, other than any information set forth on or omitted from any diskette that may accompany the
Prospectus, other than any documents or information incorporated therein by reference, and other than information relating to or based upon the Mortgage
Loan Seller Matters, as to which such counsel has not been requested to comment), at the date of the Prospectus Supplement or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (i) The Underwriters shall have received from Deloitte & Touche LLP, certified public accountants, a letter dated the date of the Prospectus
Supplement and satisfactory in form and substance to the Underwriters and their counsel, to the following effect:

               (i) they have performed certain specified procedures as a result of which they have determined that such information of an accounting, financial or statistical nature set forth in the Time of Sale Information, as was agreed upon by the Underwriters, agrees with the data sheet or computer tape prepared by or on behalf of the Mortgage Loan Sellers, unless otherwise noted in such letter;

               (ii) they have performed certain specified procedures as a result of which they have determined that such information of an accounting, financial or statistical nature set forth in the Prospectus Supplement, as was agreed upon by the Underwriters, agrees with the data sheet or computer tape prepared by or on behalf of the Mortgage Loan Sellers, unless otherwise noted in such letter; and

               (iii) they have compared the data contained in the data sheet or computer tape referred to in the immediately preceding clause (i) to information contained in an agreed upon sampling of the

     Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement in all material respects, unless otherwise noted in such letter.

          (j) The Underwriters shall have received, with respect to each of the
Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, a
favorable opinion of counsel, dated the Closing Date, addressing: the valid existence of such party under the laws of its jurisdiction of organization; the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party; the enforceability of the Pooling and Servicing Agreement against such party, subject to such limitations as are reasonably acceptable to the
Underwriters and their counsel; and such other matters as the Underwriters and their counsel may reasonably request. Counsel rendering each such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to the Pooling and Servicing
Agreement and on certificates furnished by public officials and, further, may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered. Each such opinion need cover only the laws of the State of New York, the laws of the jurisdiction of organization for the party on behalf of which such opinion is being rendered and the federal law of the United States.

          (k) The Underwriters shall have been furnished with all documents, certificates and opinions required to be delivered by UBSREI, UBSPF and UBSAI in connection with the sale by UBSREI of the UBS Mortgage Loans to the Company, pursuant to the UBS Mortgage Loan Purchase Agreement. The Underwriters shall be entitled to rely on each such certificate executed and delivered by UBSREI,
UBSPF, UBSAI or any of their respective officers and representatives, to the same extent that the Company may so rely, and each such opinion addressed to the
Company shall also be addressed to the Underwriters.

          (l) The Underwriters shall have been furnished with all documents, certificates and opinions required to be delivered by LBHI in connection with the sale by LBHI of the LBHI Mortgage Loans to the Company, pursuant to the LBHI
Mortgage Loan Purchase Agreement. The Underwriters shall be entitled to rely on each such certificate executed and delivered by LBHI or any of its officers and representatives, to the same extent that the Company may so rely, and each such opinion addressed to the Company shall also be addressed to the Underwriters.

          (m) The Underwriters shall have been furnished with all documents, certificates and opinions required to be delivered by LUBS and/or LBHI in connection with the sale by LUBS of the LUBS Mortgage Loan to the Company, pursuant to the LUBS Mortgage Loan Purchase Agreement. The Underwriters shall be entitled to rely on each such certificate executed and delivered by LUBS, LBHI or any of their respective officers and representatives, to the same extent that the Company may so rely, and each such opinion addressed to the Company shall also be addressed to the Underwriters.

          (n) The Underwriters shall have been furnished with such other documents and opinions as the Underwriters may reasonably require, for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

          (o) The Certificates shall have been assigned ratings no less than those set forth on Schedule I and such ratings shall not have been qualified, downgraded or withdrawn.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in material breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

          7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the
Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform in all material respects any agreement herein or comply in all material respects with any provision hereof, other than by reason of a default by the
Underwriters or a refusal, inability or failure on the part of UBSREI or any of its affiliates to perform in all material respects any agreement in, or comply in all material respects with any provision of, the UBS Mortgage Loan Purchase
Agreement, the Company will reimburse the Underwriters upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel)
that shall have been incurred by any of them in connection with the proposed purchase and sale of the Certificates. If the sale of the Certificates provided for herein is not consummated because of a refusal, inability or failure on the part of UBSREI or any of its affiliates to perform in all material respects any agreement in, or comply in all material respects with any provision of, the UBS
Mortgage Loan Purchase Agreement, UBSREI will reimburse the Underwriters upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by any of them in connection with the proposed purchase and sale of the Certificates.

          8. INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls each Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, against:

               (i) any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred (A) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated
     therein or necessary to make the statements therein not misleading, or (B)
     arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or
     (C) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing
     Prospectus prepared by or on behalf of the Company or any Issuer
     Information contained in any Underwriter Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein (when read in conjunction with the other Time of Sale Information), in light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Company or any Mortgage Loan Seller to any Underwriter within a reasonable period of time prior to the Time of Sale;

               (ii) any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, contemplated by clause (i) above, if such settlement is effected with the written consent of the Company or as otherwise provided in Section 8(c) hereof; and

               (iii) any and all expenses whatsoever, as incurred (including, without limitation, the fees and disbursements of counsel chosen by the
     Underwriters), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, contemplated by clause (i) above, to the extent that any such expense is not paid under clause (i) or (ii)
     above;

provided, however, that the Company shall not be liable under the indemnity agreement in this subsection (a) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission contemplated by clause (i)
above that was made in the Excluded Information; and, provided, further, that the Company shall not be liable to either Underwriter or any person controlling such Underwriter under the indemnity agreement in this subsection (a) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission contemplated by clause (i) above as to which any Underwriter has agreed to indemnify the Company pursuant to Section
8(b).

          (b) The respective Underwriters, severally and not jointly, each agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section
20 of the 1934 Act against any and all losses, liabilities, claims, damages, costs and expenses described in clauses (i), (ii) and (iii) of Section 8(a)
hereof, as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions made in the Underwriter
Information or (ii) untrue statements or omissions made in any Underwriter Free
Writing Prospectus prepared by or on behalf of such Underwriter or omissions or alleged omissions to state in such Underwriter Free Writing Prospectus a material fact necessary in order to make the statements therein (when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter shall not be liable under the indemnity agreement in this subsection (b) for any such loss, liability, claim, damage, cost or expense that are caused by a misstatement or omission resulting from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by the Company or any Mortgage Loan Seller to any
Underwriter within a reasonable period of time prior to the Time of Sale. It is hereby acknowledged that (i) the statements set forth in the first, fourth and fifth sentences of the penultimate paragraph, and the entire last paragraph, above the bolded names of the Underwriters on the cover of the Prospectus
Supplement, (ii) the statements under the caption "Summary of Prospectus
Supplement--Relevant Parties--Underwriters" in the Prospectus Supplement, and
(iii) the statements in the table and in the second sentence of the first paragraph, the first sentence of each of the third and eighth paragraphs, and the entire fourth, fifth and ninth paragraphs, under the caption "Method of
Distribution" in the Prospectus Supplement, constitute the only written or electronic information furnished to the Company by the Underwriters expressly for use in the Prospectus.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of the indemnity agreement in subsection (a) or (b), as applicable, of this Section 8. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party.
In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, or (ii) the indemnifying party shall not have assumed the defense of such action, with counsel satisfactory to the indemnified party, within a reasonable period following the indemnifying party's receiving notice of such action, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its or their own counsel to all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          Notwithstanding anything herein to the contrary, an indemnifying party shall not be liable under subsection (a) or (b) of this Section 8 for any settlement or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under such subsection (a) or (b), as the case may be, of this Section 8, effected without its written consent, unless (i) at any time an indemnified party shall have requested such indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this Section 8, (ii) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

          No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under subsection
(a) or (b), as applicable, of this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages, costs or expenses referred to in this
Section 8 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim except where the indemnified party is required to bear such expenses, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that it is reasonable to believe that the indemnifying party will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the

indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.

          (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity agreements contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this
Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the Company or any of the Underwriters, and (iii) acceptance of and payment for any of the
Certificates.

          9. CONTRIBUTION.

          (a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8(a) or
Section 8(b) hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the
Company, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages, costs and expenses of the nature contemplated by said indemnity agreement incurred by the
Company, on the one hand, or the Underwriters, on the other hand, as incurred,
(i) in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the transactions contemplated by this Agreement, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, costs and/or expenses, as well as any other relevant equitable considerations; provided, however, that in no case shall either Underwriter be responsible under this Section 9(a) for any amount in excess of the fees and/or underwriting discounts received by such Underwriter in connection with the underwriting of the Certificates, less any amount previously paid by such
Underwriter in respect of the subject losses, liabilities, claims, damages, costs and/or expenses. For purposes of the foregoing, the benefits received by the Company in connection with the transactions contemplated by this Agreement shall be deemed to be equal to the total gross proceeds from the sale of the
Certificates (before deducting expenses, but excluding fees paid to the
Underwriters) received by the Company, and the benefits received by each
Underwriter in connection with the transactions contemplated by this Agreement shall be deemed to be equal to the fees and/or underwriting discounts received by such Underwriter in connection with the underwriting of the Certificates. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(a) were determined by per capita allocation or by any other method of allocation that does not take account of the considerations referred to in this Section 9(a).

          (b) Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls either Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same

rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the
1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available at law or in equity to any party entitled to contribution under this
Section 9.

          (c) The contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the
Company or any of the Underwriters, and (iii) acceptance of and payment for any of the Certificates.

          10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.
All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of either Underwriter, or by or on behalf of the Company, or by or on behalf of any of the controlling persons and officers and directors referred to in Sections 8 and 9 hereof, and shall survive delivery of the Certificates to the Underwriters.

          11. TERMINATION OF AGREEMENT; SURVIVAL.

          (a) The Underwriters may terminate their obligations under this
Agreement, by notice to the Company, at any time at or prior to the Closing Date
(i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the
Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the
Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the reasonable judgment of the
Underwriters, impracticable to market the Certificates or to enforce contracts for the sale of the Certificates, or (iii) if trading generally on the New York
Stock Exchange has been suspended, or if a banking moratorium has been declared by either federal or New York authorities.

          (b) If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party, except that the provisions of Section 5(g) hereof regarding the payment of costs and expenses and the provisions of Sections 8 and 9 hereof shall survive the termination of this Agreement.

          12. SUBSTITUTION OF UNDERWRITERS.

          (a) If either Underwriter shall fail to take up and pay for the amount of the Certificates agreed by such Underwriter to be purchased under this
Agreement, upon tender of such Certificates in accordance with the terms hereof, and the amount of the Certificates not purchased does not aggregate more than
10% of the total amount of the Certificates set forth in Schedule II hereof
(based on aggregate purchase price), then the remaining Underwriter shall be obligated to take up and pay for the Certificates that the withdrawing or defaulting Underwriter agreed but failed to purchase.

          (b) If either Underwriter shall fail to take up and pay for the amount of the Certificates agreed by such Underwriter to be purchased under this
Agreement (such Underwriter being a "Defaulting Underwriter"),

upon tender of such Certificates in accordance with the terms hereof, and the amount of the Certificates not purchased aggregates more than 10% of the total amount of the Certificates set forth in Schedule II hereto (based on aggregate purchase price), and arrangements satisfactory to the remaining Underwriter and the Company for the purchase of such Certificates by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination, the Company shall not be under any liability to either
Underwriter (except to the extent provided in Section 5(g), Section 8 and
Section 9 hereof), nor shall the non-Defaulting Underwriter be under any liability to the Company (except to the extent provided in Sections 8 and 9 hereof). Nothing herein shall be deemed to relieve any Defaulting Underwriter from any liability it may have to the Company or the other Underwriter by reason of its failure to take up and pay for Certificates as agreed by such Defaulting
Underwriter.

          13. NOTICES. Any notice by the Company to either Underwriter shall be sufficient if given in writing or by telegraph addressed to the address for such
Underwriter set forth on Schedule II hereto (or, in the case of either
Underwriter, to such other address as such Underwriter shall designate in writing to the Company in accordance with this Section 13) and any notice by either Underwriter to the Company shall be sufficient if given in writing or by telegraph addressed to the Company at 745 Seventh Avenue, New York, New York
10019, Attention: Scott Lechner (or to such other address as the Company shall designate in writing to the Underwriters in accordance with this Section 13).

          14. BENEFICIARIES. This Agreement shall be binding upon the
Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the indemnity agreement of the Underwriters contained in Section 8 hereof and the contribution agreement of the Underwriters contained in Section 9 hereof shall each be deemed to be also for the benefit of directors of the
Company, officers of the Company who have signed the Registration Statement and any person controlling the Company; and the indemnity agreement of the Company contained in Section 8 hereof and the contribution agreement of the Company contained in Section 9 hereof shall each be deemed to be also for the benefit of any person controlling an Underwriter. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          15. BUSINESS DAY. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange is open for trading.

          16. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to contracts negotiated, made and to be performed entirely in said State.

          17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and, if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

          18. WAIVERS, MODIFICATIONS AND AMENDMENTS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this instrument, along with all counterparts, and your acceptance shall represent a binding agreement between the Company, the Underwriters and the Mortgage Loan Sellers signing this Agreement for purposes of Section 5(g)
and 7.

                                        Very truly yours,

                                        STRUCTURED ASSET SECURITIES
                                        CORPORATION II

                                        By: /s/ David Nass
                                            ------------------------------------
                                            Name: David Nass
                                            Title: Senior Vice President

Confirmed and accepted as of the date first above written:

LEHMAN BROTHERS INC.

By: /s/ Justin E. Driscoll
    ------------------------------------
    Name: Justin E. Driscoll
    Title: Vice President

UBS SECURITIES LLC

By: /s/ Robert W. Pettinato
    ------------------------------------
    Name: Robert W. Pettinato
    Title: Executive Director

By: /s/ Brad A. Cohen
    ------------------------------------
    Name: Brad A. Cohen
    Title: Executive Director

Confirmed and accepted as of the date first above written, solely for purposes of Sections 5(g) and 7:

UBS REAL ESTATE INVESTMENTS INC.

By: /s/ Robert W. Pettinato
    ------------------------------------
    Name: Robert W. Pettinato
    Title: Executive Director

By: /s/ Brad A. Cohen
    ------------------------------------
    Name: Brad A. Cohen
    Title: Executive Director

Confirmed and accepted as of the date first above written, solely for purposes of Section 5(g):

LEHMAN BROTHERS HOLDINGS INC.

By: /s/ Catherine Harnett
    ------------------------------------
    Name: Catherine Harnett
    Title: Authorized Signatory

                                   SCHEDULE I

Underwriting Agreement, dated as of January 20, 2006

Title and Description of the     LB-UBS Commercial Mortgage Trust 2006-C1,
   Certificates:                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2006-C1, Class A-1, Class A-2, Class
                                 A-3, Class A-AB, Class A-4, Class A-M, Class
                                 A-J, Class B, Class C, Class D, Class E, Class
                                 F and Class X-CP Certificates

Cut-off Date:                    As defined in the Pooling and Servicing
                                 Agreement.

Expected Closing Date:           February 1, 2006

                                  CERTIFICATES

                        CLASS A-1      CLASS A-2     CLASS A-3     CLASS A-AB      CLASS A-4
                       -----------   ------------   -----------   -----------   --------------

Initial Aggregate
   Principal Amount    $64,000,000   $326,000,000   $92,000,000   $94,000,000   $1,143,176,000
Initial Pass-Through
   Rate                    5.01800%       5.08400%      5.20700%      5.13900%         5.15600%
Rating(1)                AAA/AAA        AAA/AAA       AAA/AAA       AAA/AAA         AAA/AAA
Purchase Price(2)        100.49958%     100.49922%    100.49600%    100.49594%       100.49605%

                         CLASS A-M      CLASS A-J      CLASS B       CLASS C       CLASS D
                       ------------   ------------   -----------   -----------   -----------

Initial Aggregate
   Principal Amount    $245,597,000   $221,037,000   $15,350,000   $27,630,000   $24,559,000
Initial Pass-Through
   Rate                     5.21700%       5.27600%      5.30600%      5.33500%      5.36500%
Rating(1)                AAA/AAA        AAA/AAA        AA+/AA+         AA/AA       AA-/AA-
Purchase Price(2)         100.49473%     100.49474%    100.49865%    100.49485%    100.49880%

                         CLASS E       CLASS F       CLASS X-CP
                       -----------   -----------   --------------
Initial Aggregate
   Principal Amount    $18,420,000   $21,490,000   $2,250,748,000
Initial Pass-Through
   Rate                    5.40400%      5.43300%         0.35172%
Rating(1)                 A+/A+          A/A           AAA/AAA
Purchase Price(2)        100.49640%    100.49270%         2.05070%

----------
(1)  By Standard & Poor's Ratings Services, a division of The McGraw-Hill
     Companies, Inc. and Fitch, Inc., respectively.

(2)  Expressed as a percentage of the initial aggregate stated principal amount of each class of Certificates. There shall be added to the Purchase Price for each class of Certificates accrued interest at the initial Pass-Through
     Rate therefor on the initial aggregate principal amount thereof from and including January 11, 2006 to but not including the Closing Date.

(3)  Notional Amount.

(4)  Approximate.

                                   SCHEDULE II

                                                        PRINCIPAL AMOUNT
                                                      OF RELEVANT CLASS OF
UNDERWRITERS (AND ADDRESSES)              CLASS   CERTIFICATES TO BE PURCHASED
---------------------------------------   -----   ----------------------------
Lehman Brothers Inc.                       A-1          $   64,000,000
745 Seventh Avenue                         A-2          $  326,000,000
New York, New York 10019                   A-3          $   92,000,000
Attention: Scott Lechner                   A-AB         $   94,000,000
                                           A-4          $1,143,176,000
                                           A-M          $  245,597,000
                                           A-J          $  221,037,000
                                            B           $   15,350,000
                                            C           $   27,630,000
                                            D           $   24,559,000
                                            E           $   18,420,000
                                            F           $   21,490,000
                                           X-CP         $2,250,748,000(1)

UBS Securities LLC                         A-1          $            0
1285 Avenue of the Americas, 11th Floor    A-2          $            0
New York, New York  10019                  A-3          $            0
Attention: Robert Pettinato                A-AB         $            0
                                           A-4          $          N/A
with a copy to:                            A-M          $            0
                                           A-J          $            0
1285 Avenue of the Americas, 11th Floor     B           $            0
New York, New York 10019                    C           $            0
Attention: Tessa L. Peters                  D           $            0
Telecopier No.: (212) 713-1153              E           $            0
                                            F           $            0
                                           X-CP         $            0(1)

(1)  Notional Amount.

                                   EXHIBIT A-1

                     FORMS OF OPINIONS OF SIDLEY AUSTIN LLP,
                         SPECIAL COUNSEL FOR THE COMPANY

                        [LETTERHEAD OF SIDLEY AUSTIN LLP]

                                February 1, 2006

To the Parties Listed on Annex A hereto:

     Re:  LB-UBS Commercial Mortgage Trust 2006-C1
          Commercial Mortgage Pass-Through Certificates, Series 2006-C1

Ladies and Gentlemen:

          We have acted as special counsel to Structured Asset Securities
Corporation II (the "Depositor"), Lehman Brothers Inc. ("LBI"), LUBS Inc.
("LUBS") and Lehman Brothers Holdings Inc. ("LBHI"), in connection with the following transactions (collectively, the "Transactions"):

               (i) the sale by LBHI, and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (collectively, the "LBHI
     Mortgage Loans"), pursuant to the LBHI Mortgage Loan Purchase Agreement, dated as of January 20, 2006 (the "LBHI Mortgage Loan Purchase Agreement"),
     between LBHI as seller and the Depositor as purchaser;

               (ii) the sale by LUBS, and the purchase by the Depositor, of a certain commercial mortgage loan (the "LUBS Mortgage Loan"), pursuant to the LUBS Mortgage Loan Purchase Agreement, dated as of January 20, 2006
     (the "LUBS Mortgage Loan Purchase Agreement"), between LUBS as seller, the
     Depositor as purchaser and LBHI as an additional party;

               (iii) the sale by UBS Real Estate Investments Inc. ("UBSREI" and, collectively with LBHI and LUBS, the "Mortgage Loan Sellers"), and the purchase by the Depositor, of certain multifamily and commercial mortgage loans (collectively, the "UBS Mortgage Loans" and, collectively with the
     LBHI Mortgage Loans and the LUBS Mortgage Loan, the "Mortgage Loans"),
     pursuant to the UBS Mortgage Loan Purchase Agreement, dated as of January
     20, 2006 (the "UBS Mortgage Loan Purchase Agreement" and, collectively with the LBHI Mortgage Loan Purchase Agreement and the LUBS Mortgage Loan
     Purchase Agreement, the "Mortgage Loan Purchase Agreements"), between
     UBSREI as seller, the Depositor as purchaser and UBS Principal Finance LLC as an additional party;

               (iv) the creation of a common law trust (the "Trust") and the issuance of an aggregate $2,483,260,647 Certificate Principal Balance of
     Commercial Mortgage Pass-Through Certificates, Series 2006-C1 (the
     "Certificates"), consisting of multiple classes designated Class A-1, Class
     A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class
     C, Class D, Class E, Class F, Class X-

                                      A-1-1

     CP, Class X-CL, Class G, Class H, Class J, Class K, Class L, Class M, Class
     N, Class P, Class Q, Class S, Class T, Class IUU-1, Class IUU-2, Class
     IUU-3, Class IUU-4, Class IUU-5, Class IUU-6, Class IUU-7, Class IUU-8,
     Class IUU-9, Class IUU-10, Class R-I, Class R-II and Class R-III pursuant to the Pooling and Servicing Agreement, dated as of January 11, 2006 (the
     "Pooling and Servicing Agreement"), between the Depositor as depositor,
     Wachovia Bank, National Association as master servicer (the "Master
     Servicer"), LNR Partners, Inc. as special servicer (the "Special
     Servicer"), and LaSalle Bank National Association as trustee (the
     "Trustee");

               (v) the transfer of the Mortgage Loans by the Depositor to the
     Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the issuance of the Certificates at the direction of the Depositor;

               (vi) the sale by the Depositor, and the purchase by LBI and UBS
     Securities LLC ("UBS Securities"), of the Class A-1, Class A-2, Class A-3,
     Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D,
     Class E, Class F and Class X-CP Certificates (collectively, the "Publicly
     Offered Certificates"), pursuant to the Underwriting Agreement, dated as of
     January 20, 2006 (the "Underwriting Agreement"), between the Depositor, LBI and UBS Securities, and acknowledged, as to certain sections, by UBSREI and
     LBHI;

               (vii) the sale by the Depositor, and the purchase by LBI and UBS
     Securities, of the Class X-CL, Class G, Class H, Class J, Class K, Class L,
     Class M, Class N, Class P, Class Q, Class S, Class T, Class IUU-1, Class
     IUU-2, Class IUU-3, Class IUU-4, Class IUU-5, Class IUU-6, Class IUU-7,
     Class IUU-8, Class IUU-9 and Class IUU-10 Certificates (collectively, the
     "Privately Offered Certificates" and, collectively with the Publicly
     Offered Certificates, the "Offered Certificates"), pursuant to the
     Certificate Purchase Agreement, dated as of January 20, 2006 (the
     "Certificate Purchase Agreement"), between the Depositor, LBI and UBS
     Securities;

               (viii) the negotiation and execution of the LBHI Indemnification
     Agreement, dated as of January 20, 2006 (the "LBHI Indemnification
     Agreement"), between LBHI, the Depositor, LBI and UBS Securities;

               (ix) the negotiation and execution of the UBS Indemnification
     Agreement, dated as of January 20, 2006 (the "UBS Indemnification
     Agreement"), between UBSREI, UBS Americas Inc., the Depositor, LBI and UBS
     Securities;

               (x) the negotiation and execution of the Master Servicer
     Indemnification Agreement, dated as of January 20, 2006 (the "Master
     Servicer Indemnification Agreement"), between the Depositor, LBI, UBS
     Securities and the Master Servicer;

               (xi) the negotiation and execution of the Special Servicer
     Indemnification Agreement, dated as of January 20, 2006 (the "Special
     Servicer Indemnification Agreement"), between the Depositor, LBI, UBS
     Securities and the Special Servicer; and

               (xii) the negotiation and execution of the Trustee
     Indemnification Agreement, dated as of January 20, 2006 (the "Trustee
     Indemnification Agreement"; and, collectively with the LBHI Indemnification
     Agreement, the UBS Indemnification Agreement, the Master Servicer
     Indemnification Agreement and

                                      A-1-2

     Special Servicer Indemnification Agreement, the "Indemnification
     Agreements"), between the Depositor, LBI, UBS Securities and the Trustee.

          In the course of our acting as special counsel to the Depositor, LBI,
LUBS and LBHI as described above, we prepared or reviewed the Pooling and
Servicing Agreement, the Underwriting Agreement, the Certificate Purchase
Agreement, the Mortgage Loan Purchase Agreements and the Indemnification
Agreements (collectively, the "Agreements"). Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing
Agreement and, to the extent not defined therein, in the other Agreements.

          In addition, we have reviewed or been involved in the preparation of the following documents and all exhibits thereto (collectively with the
Agreements, the "Relevant Documents"):

               (i) the Prospectus Supplement, dated January 20, 2006 (the
     "Prospectus Supplement"), specifically relating to the Publicly Offered
     Certificates and the Trust;

               (ii) the Prospectus, dated January 6, 2006 (the "Basic
     Prospectus" and, together with the Prospectus Supplement, the
     "Prospectus"), relating to publicly offered mortgage-backed securities, including mortgage pass-through certificates evidencing interests in trust funds established by the Depositor;

               (iii) the Offering Memorandum, dated January 20, 2006 (the
     "Memorandum") specifically relating to the Privately Offered Certificates and the Trust; and

               (iv) the registration statement on Form S-3 (No. 333-119328) (the
     "Registration Statement") filed with the Securities and Exchange Commission
     (the "Commission").

          For purposes of rendering the opinions set forth below, we have also examined and, as to factual matters relevant to the opinions set forth below, relied upon, the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Agreements and such certificates, public records, agreements, instruments and other documents, including, among other things, the documents and agreements delivered at the closing of the purchase and sale of the Certificates (the "Closing"), as we have deemed appropriate as a basis for the opinions expressed below. We have assumed, for purposes of this letter, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval
System to the printed documents reviewed by us. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of each of the parties to the
Agreements and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) the power and authority of all parties to the Agreements to enter into, perform under and consummate the transactions contemplated by the Agreements, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order, writ or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of each of the Agreements by all parties thereto, (ix)
the constitution of each of the Agreements as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (x) the compliance with the Agreements by all parties thereto and, in the case of the Pooling and Servicing Agreement, by

                                      A-1-3

the registered holders and beneficial owners of the Certificates, (xi) the conformity, to the requirements of the Pooling and Servicing Agreement and the
Mortgage Loan Purchase Agreements, of the Mortgage Notes, the Mortgages and the
other documents delivered to the Trustee by, on behalf of or at the direction of the Depositor and the Mortgage Loan Sellers, and (xii) the absence of any other agreement that supplements or otherwise modifies the express terms of the
Agreements.

          When used in this opinion, the term "knowledge" or words of similar import mean the actual knowledge of facts or other information of the Sidley
Austin LLP attorneys currently practicing law with this firm who have been actively involved in the above-described representation with respect to the
Transactions. In that regard we have conducted no special or independent investigation of factual matters in connection with this opinion letter.

          In rendering the opinions set forth below, we do not express any opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, where expressly referred to below, the federal laws of the
United States of America (in each case, without regard to conflicts of law principles). In addition, we do not express any opinion with respect to the tax, securities or "doing business" laws of any particular State, including the State of New York, or with respect to any matter not expressly addressed below.

          Based upon and subject to the foregoing, we are of the opinion that:

               1. The Registration Statement has become effective under the
     Securities Act of 1933, as amended (the "1933 Act").

               2. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened and not terminated.

               3. The Registration Statement, as of the date it was initially declared effective or, with respect to the portions of the Registration
     Statement relating to the Publicly Offered Certificates, including the
     Prospectus Supplement and relevant portions of the Basic Prospectus, as of the deemed effective date for such portions under Rule 430B(f) of the 1933
     Act (other than (i) any financial, statistical or numerical data contained therein or omitted therefrom, (ii) information incorporated therein by reference, (iii) information set forth on or omitted from any diskette,
     CD-ROM or other electronic media included therein or distributed therewith,
     (iv) any information required to be included therein pursuant to Subpart
     229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections
     229.1100-229.1123 ("Regulation AB") with respect to Mortgage Loan Seller
     Matters (as defined in the UBS Indemnification Agreement), (v) any information required to be included therein pursuant to the Specified Items of Regulation AB (as defined in the Master Servicer Indemnification
     Agreement) with respect to the Master Servicer or any of its affiliates or any property or assets of the Master Servicer or any of its affiliates,
     (vi) any information required to be included therein pursuant to the
     Specified Items of Regulation AB (as defined in the Trustee Indemnification
     Agreement) with respect to the Trustee or any of its affiliates or any property or assets of the Trustee or any of its affiliates, and (vii) any information required to be included therein pursuant to the Specified Items of Regulation AB (as defined in the Special Servicer Indemnification
     Agreement) with respect to the Special Servicer or any of its affiliates or any property or assets of the Special Servicer or any of its affiliates), complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations of the
     Commission thereunder.

                                      A-1-4

               4. To our knowledge, there are no material contracts, indentures or other documents relating to the Publicly Offered Certificates of a character required to be described or referred to in the Registration
     Statement or the Prospectus Supplement or to be filed as exhibits to the
     Registration Statement, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

               5. The statements set forth in the Prospectus Supplement under the headings "Federal Income Tax Consequences", "ERISA Considerations" and
     "Legal Investment", in the Basic Prospectus under the headings "Federal
     Income Tax Consequences", "ERISA Considerations" and "Legal Investment",
     and in the Memorandum under the headings "Certain Federal Income Tax
     Consequences", "Certain ERISA Considerations" and "Legal Investment", to
     the extent that they purport to describe certain matters of federal law or legal conclusions with respect thereto, while not discussing all possible consequences of an investment in the Offered Certificates to all investors, provide an accurate summary of such matters and conclusions set forth under such headings.

               6. The statements set forth in the Prospectus Supplement under the headings "The Series 2006-C1 Pooling and Servicing Agreement" and
     "Description of the Offered Certificates", in the Basic Prospectus under the headings "Description of the Certificates" and "Description of the
     Governing Documents", and in the Memorandum under the headings "Summary of
     Offering Memorandum--Description of the Privately Offered Certificates" and
     "Transfer and Exchange; Restrictions", insofar as such statements purport to summarize certain material provisions of the Offered Certificates and the Pooling and Servicing Agreement, are accurate in all material respects.

               7. Assuming the accuracy of the deemed representations set forth under the heading "Notice to Investors" in the Memorandum on the part of investors that purchase Privately Offered Certificates from LBI and UBS
     Securities, the offer and sale of the Privately Offered Certificates by the
     Depositor to LBI and UBS Securities, and by LBI and UBS Securities to
     investors that purchase from them, in the manner contemplated by the
     Memorandum, the Certificate Purchase Agreement and the Pooling and
     Servicing Agreement, are transactions that do not require registration under the 1933 Act.

          The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is solely for your benefit in connection with the Transactions and may not be used or relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.

                                        Very truly yours,

                                      A-1-5

                                     ANNEX A

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York 10019

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

                                      A-1-6

                                   EXHIBIT A-2

               FORM OF OPINION OF IN-HOUSE COUNSEL FOR THE COMPANY

                      [LETTERHEAD OF LEHMAN BROTHERS INC.]

                                February 1, 2006

Structured Asset Securities Corporation II
745 Seventh Avenue
New York, New York 10019

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019

LUBS Inc.
745 Seventh Avenue
New York, New York 10019

Wachovia Bank, National Association
NC 1075
8739 Research Drive, URP4
Charlotte, North Carolina 28262-1075

LNR Partners, Inc.
1601 Washington Avenue
Miami Beach, Florida 33139

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Standard & Poor's Ratings Services,
a division of The McGraw-Hill Companies, Inc.
55 Water Street, 10th Floor
New York, New York 10004

     Re:  LB-UBS Commercial Mortgage Trust 2006-C1
          Commercial Mortgage Pass-Through Certificates, Series 2006-C1

Ladies and Gentlemen:

          I am internal counsel to Lehman Brothers Inc. ("LBI") and, in such capacity, have acted as counsel to Structured Asset Securities Corporation II, a
Delaware corporation ("SASCO II"), and am familiar with matters pertaining to the following agreements (collectively, the "Agreements"): (i) the Pooling and
Servicing Agreement dated as of January 11, 2006, by and between SASCO II as depositor, Wachovia Bank, National Association as master servicer, LNR Partners,
Inc. as special servicer, and LaSalle Bank National Association as trustee; (ii)
the LUBS Mortgage Loan Purchase Agreement dated as of January 20, 2006, by and between SASCO II, LUBS Inc.

                                      A-2-1

and Lehman Brothers Holdings Inc. ("LBHI"); (iii) the LBHI Mortgage Loan
Purchase Agreement dated as of January 20, 2006, by and between SASCO II and
LBHI; (iv) the UBS Mortgage Loan Purchase Agreement dated as of January 20,
2006, by and between SASCO II, UBS Real Estate Investments, Inc. ("UBSREI") and
UBS Principal Finance LLC; (v) the Underwriting Agreement dated as of January
20, 2006, by and between SASCO II, LBI and UBS Securities LLC ("UBS
Securities"), and acknowledged as to certain sections by UBSREI and LBHI; and
(vi) the Certificate Purchase Agreement dated as of January 20, 2006, by and between SASCO II, LBI and UBS Securities.

          In connection with this opinion, I have examined, or have had examined on my behalf, an executed copy of each of the Agreements, certificates and statements of public officials and officers of SASCO II and such other agreements, instruments, documents and records as I have deemed necessary or appropriate for the purposes of this opinion.

          Based on the foregoing but subject to the assumptions, exceptions, qualifications and limitations hereinafter expressed, I am of the opinion that:

               1. SASCO II is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power to enter into the Agreements.

               2. Each of the Agreements has been duly authorized, executed and delivered by SASCO II.

               3. The execution, delivery and performance of the Agreements by
     SASCO II, (i) to my knowledge, do not and will not result in a material breach or violation of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which SASCO II is a party, (ii) do not contravene its certificate of incorporation or by-laws, and (iii) to my knowledge, do not contravene any order of any court or governmental agency that names SASCO II and is specifically directed to its property (in each case, except for such breaches, violations, defaults or contraventions as would not have a material adverse effect on the ability of SASCO II to perform its obligations under the Agreements).

          The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

               A. I am a member of the Bar of the State of New York and render no opinion as to the laws of any jurisdiction other than the laws of the
     State of New York, the General Corporation Law of the State of Delaware and
     the federal laws of the United States of America.

               B. My opinions are limited to the present laws and to the facts as they presently exist. I assume no obligation to revise or supplement this opinion should the present laws of any jurisdiction referred to in paragraph A. above be changed by legislative action, judicial decision or otherwise.

               C. I have assumed with your permission (i) the genuineness of all signatures by each party other than SASCO II, (ii) the legal capacity of all natural persons signing or delivering any instrument, (iii) the authenticity of documents submitted to me as originals and the conformity with the authentic original

                                      A-2-2

     documents of all documents submitted to me as copies, and (iv) the due execution and delivery, pursuant to due authorization, of all documents by each party other than SASCO II.

               D. I have relied on originals or copies, certified or otherwise identified to my satisfaction, of the certificate of incorporation and by-laws of SASCO II, records of proceedings taken by SASCO II, and other corporate documents and records of SASCO II, and have made such other investigations as I have deemed relevant or necessary for the purpose of this opinion. I have relied, without independent investigation, as to factual matters on the representations and warranties contained in the
     Agreements and on certificates of public officials and/or officers and other representatives of SASCO II.

          This letter is rendered to you in connection with the Agreements and the transactions related thereto and may not be relied upon by any other person or by you in any other context or for any other purpose. This letter may not be quoted in whole or in part, nor may copies thereof be furnished or delivered to any other person, without my prior written consent.

          The foregoing opinions are given on the express understanding that the undersigned is an officer of Lehman Brothers Inc. and shall in no event incur any personal liability in connection with the said opinions.

                                        Very truly yours,

                                      A-2-3